Exhibit 99.1

CytRx Corporation Provides Update on Management Change

LOS ANGELES – March 10, 2020 – CytRx Corporation (OTCQB: CYTR), a biopharmaceutical research and development company specializing principally in oncology and neurodegenerative diseases, today announced that effective immediately, Mr. Eric Curtis, President and Chief Operating Officer of CytRx Corporation and President and CEO of Centurion BioPharma Corporation, is stepping down to pursue another opportunity. Both roles at the appropriate time will be reviewed with the Board of Directors and decisions will be made regarding a replacement.

“It has been an absolute pleasure working at CytRx and Centurion BioPharma, “said Eric Curtis, CytRx’s President and Chief Operating Officer. “I believe that the potential revenue from Orphazyme and ImmunityBio (formerly NantCell) could be significant and I believe the potential for CytRx to be substantial. ”

About CytRx Corporation

CytRx Corporation (OTCQB: CYTR) is a biopharmaceutical company with expertise in discovering and developing new therapeutics principally to treat patients with cancer and neurodegenerative diseases. CytRx’s most advanced drug conjugate, aldoxorubicin, is an improved version of the widely used anti-cancer drug doxorubicin and has been out-licensed to ImmunityBio, Inc. In addition, CytRx’s other drug candidate, arimoclomol has been sold to Orphazyme A/S (Nasdaq Copenhagen exchange: ORPHA.CO). Orphazyme is testing arimoclomol in four indications including amyotrophic lateral sclerosis (ALS), Niemann-Pick disease Type C (NPC), Gaucher disease and sporadic Inclusion Body Myositis (sIBM). CytRx Corporation’s website is www.cytrx.com.

About Orphazyme A/S

Orphazyme is a biopharmaceutical company focused on bringing novel treatments to patients living with life-threatening or debilitating rare diseases. Their research focuses on developing therapies for diseases caused by misfolding of proteins and lysosomal dysfunction. Arimoclomol, the company’s lead candidate, is in clinical development for four orphan diseases: Niemann-Pick disease Type C, Gaucher disease, sporadic Inclusion Body Myositis, and Amyotrophic Lateral Sclerosis. The Denmark-based company is listed on Nasdaq Copenhagen (ORPHA.CO). For more information, please visit www.orphazyme.com.

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About ImmunityBio

ImmunityBio, Inc. is a privately held immunotherapy company with one of the broadest portfolios of biological molecules spanning albumin-linked chemotherapeutics, peptides, fusion proteins, cytokine, monoclonal antibodies, adenovirus and yeast vaccine therapies.

Forward-Looking Statements

This press release contains forward-looking statements. Such statements involve risks and uncertainties that could cause actual events or results to differ materially from the events or results described in the forward-looking statements, such as the risks and uncertainties relating to the ability of Orphazyme A/S to obtain regulatory approval for its products that use arimoclomol; the ability of Orphazyme A/S to manufacture and commercialize products or therapies that use arimoclomol; the amount, if any, of future milestone and royalty payments that we may receive from Orphazyme A/S; the ability of ImmunityBio, Inc., to obtain regulatory approval for its products that use aldoxorubicin; the ability of ImmunityBio, Inc., to manufacture and commercialize products or therapies that use aldoxorubicin; the amount, if any, of future milestone and royalty payments that we may receive from ImmunityBio, Inc.; and other risks and uncertainties described in the most recent annual and quarterly reports filed by CytRx with the Securities and Exchange Commission and current reports filed since the date of CytRx’s most recent annual report. All forward-looking statements are based upon information available to CytRx on the date the statements are first published. CytRx undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Investor Relations Contact:

John Caloz

Chief Financial Officer

CytRx Corporation

info@cytrx.com

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